Exhibit 99.1

Logiq Reports Third Quarter 2022 Financial Results

●	Company to host its Q3 2022 earnings call on Tuesday, November 15 at 10:30 ET

●	Logiq delivers strong sales traction with a recent record, large new customer in a high-value industry, and expects one or more similar new customers by year end

●	Company reiterates its revenue run-rate guidance of $40 million to $50 million for exiting 2022

NEW YORK, Nov. 15, 2022 (GLOBE NEWSWIRE) -- Logiq, Inc. (OTCQX: LGIQ), a provider of digital consumer acquisition solutions, today posted its financial results for the period ended September 30, 2022 and provided its outlook for the full year 2022. The third quarter’s consolidated revenue includes $334,987 from GoLogiq which was majority owned by Logiq until its successful spin off of 87.8 percent of its shares, as an independent publicly traded company, to Logiq shareholders on July 27, 2022.

Q3-22 Financial Highlights

●	Consolidated operating income for the quarter was $4.1 million vs. $7.8 million a year ago, and includes $334,987 from GoLogiq

●	Revenue for the Company’s wholly owned DataLogiq (DLQ) operating segment was $3.8 million, an increase from $3.3 million sequentially and a decrease from $5.0 million in the prior year quarter

●	DLQ gross margin rose to 30.6% compared with 28.2% in Q3-21

●	DLQ quarterly net loss was $7.1 million, compared with a net loss of $5.77 million in the year-ago quarter

●	Consolidated operating loss was $7.7 million vs $5.77 million a year ago

●	Full details of the Company’s quarterly financials are available at no cost at www.sec.gov

Operating Highlights

Commenting on the Company’s recent results, Logiq CEO Brent Suen, said, “Our November 8th announcement of our largest new customer sales contract ever – at $2 million to $3 million monthly -- indicates our excellent operational progress. Far from being an outlier, we expect to have one or more similar such large sales to announce in the current quarter.

“This contract stemmed from our acquisition of Battle Bridge earlier this year, and we continue to see strategically executed M&A as a key driver of growth accelerating into 2023,” Mr. Suen added. “We expect to exit 2022 north of a $40M run-rate while our outlook for 2023 is stronger than ever.”

The Company’s new business pipeline include customers within an industry in which product marketing and advertising is highly regulated and requires an advanced AdTech compliance expertise. The recent contract demonstrates Logiq’s success executing on its previously announced directional change towards higher margin and regulated vertical markets such as cannabis, eSports, gambling, and crypto.

Looking ahead, Logiq expects to close on its previously announced SPAC transaction with Abri SPAC I, Inc. (Abri), in the first quarter of 2023 (Abri Nov. 3rd filed its requisite report on Form S-4 with the SEC). Accordingly, the Company anticipates being a newly Nasdaq-listed company with a presumed cash infusion that will accelerate its M&A activity. Logiq is currently in advanced discussions for more than one business combination to broaden its services offering, expand its client base, add accretive cash flow and executive talent.

To improve operating margins, and consistent with its disciplined approach to streamline financial and operational management, Logiq is shrinking its lowest-margin, smallest-account client base through attrition as it focuses its resources on serving and building its increasingly larger and higher margin client base.

Additionally, in September the Company announced it had expanded into the home improvement vertical market via both the residential and commercial EV charger installation market as well as the roofing market – deploying its on-demand digital marketing platform system which provides Logiq clients efficient, enhanced service. Logiq remains opportunistic to capture market share of attractive verticals.

Reiterating 2022 Guidance

The Company reiterates its annualized revenue run-rate projection for 2022 in the range of $40 million to $50 million that assumes closing at least one large, new client contract by year end but excludes any M&A for the remainder of the year. The Company believes that 2023 revenues, including strategic, accretive M&A, could approach $100 million.

The Company will host an investor teleconference today, Tuesday, November 15 at 10:30 Eastern to discuss its third quarter report; details are provided below.

Conference Call

Event: Logiq Reports Third Quarter of 2022 Financial Results Conference Call

Date: November 15th, 2022, 10:30 a.m. Eastern Time (7:30 a.m. Pacific Time)

Audio Access

Link:  https://us06web.zoom.us/j/83528915312?pwd=cG5xeXJMYlNSMGl2SmRTRHNmWmMvUT09

Meeting ID: 835 2891 5312

Passcode: 274593

Dial in: +1 646 931 3860 US

US one-tap mobile dial-in: +16469313860,,83528915312#,,,,*274593#

Following the Company’s prepared remarks, management will host a question-and-answer session. Investors can begin accessing the webcast 5 minutes before the call.

A replay of the call will be available after the live call via the Investors section of the Logiq website at www.logiq.com/ir.

(financial tables follow)

LOGIQ, INC.
Consolidated Balance Sheets

	September 30 2022	December 31 2021
	(Unaudited)	(Audited)
ASSETS
Non-current assets
Intangible assets, net	11,752,801	14,797,196
Property and equipment, net	114,832	153,973
Goodwill	5,577,926	5,577,926
Total non-current assets	17,445,559	20,529,095

Current assets
Amount due from associate	-	7,208,700
Accounts receivable	2,955,949	3,966,086
Right to use assets - operating lease	52,217	91,571
Prepayment, deposit and other receivables	704,583	804,011
Financial assets held for resale	-	681
Restricted cash	20,004	22,513
Cash and cash equivalents	368,274	1,563,752
Total current assets	4,101,027	13,657,314
Total assets	$21,546,586	$34,186,409

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	3,782,823	2,293,858
Accruals and other payables	3,290,613	1,804,131
Deferred revenue	705	10,500
Lease liability - operating lease	52,217	91,571
Deposits received for share to be issued	188,250	401,028
Total current liabilities	7,314,608	4,601,088

Non-Current Liabilities
Other loan	10,000	10,000
Total non-current liabilities	10,000	10,000
Total liabilities	$7,324,608	$4,611,088

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 250,000,000 shares authorized, 36,849,696 and 26,350,756 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	3,685	2,635
Additional paid-in capital	89,592,945	82,473,004
Capital reserves	25,011,625	29,349,795
Accumulated deficit brought forward	(100,386,277)	(82,250,113)
Total stockholder’s equity	14,221,978	29,575,321
Total liabilities and stockholders’ equity	$21,546,586	$34,186,409

LOGIQ, INC.
Consolidated Statements of Operations

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Service Revenue	$4,100,373	$7,826,249	$17,155,733	$24,210,548
Cost of Service	2,792,499	5,520,862	11,823,582	17,230,056
Gross Profit	1,307,874	2,305,387	5,332,151	6,980,492

Operating Expenses
Depreciation and amortization	1,021,676	1,030,932	3,083,536	2,751,208
General and administrative	7,265,372	5,159,813	16,504,135	14,296,952
Sales and marketing	394,628	477,226	1,266,029	1,198,479
Research and development	321,000	1,447,567	2,617,178	4,010,239
Total Operating Expenses	9,002,676	8,115,538	23,470,878	22,256,878

(Loss) from Operations	(7,694,802)	(5,810,151)	(18,138,727)	(15,276,386)

Other (Expenses)/Income, net	3	36,740	2,563	456,032

Net (Loss) before income tax	(7,694,799)	(5,773,411)	(18,136,164)	(14,820,354)
Income tax (Corporate tax)	-	-	-	(10,441)
Net (Loss)	$(7,694,799)	$(5,773,411)	$(18,136,164)	$(14,830,795)

Net (Loss) profit per common share - basic and fully diluted:	(0.2221)	(0.2471)	(0.5808)	(0.7623)

Weighted average number of basic and fully diluted common shares outstanding	34,645,067	23,365,486	31,241,330	19,455,335

About Logiq

Logiq Inc. is a U.S.-based provider of e-commerce and digital customer acquisition solutions by simplifying digital advertising. It provides a data-driven, end-to-end marketing through its results solution or providing software to access data by activating campaigns across multiple channels.

Connect with Logiq: Website | LinkedIn | Twitter | Facebook

The Company’s Digital Marketing business includes a holistic, self-serve ad tech platform. Its proprietary data-driven, AI-powered solutions allows brands and agencies to advertise across thousands of the world’s leading digital and connected TV publishers.

Important Cautions Regarding Forward Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our ability to consummate the SPAC transaction with Abri, our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, potential strategic transactions, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, and the valuation and success of the businesses after completion of the transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

Media & Investor Contact

ir@logiq.com